Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 26, 2021, with respect to the financial statements of TGCOP HoldCo, LLC, included herein and to the reference to our firm in the fourth paragraph under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

January 10, 2022